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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-84849 of Avatex Corporation on Form S-4 of our report dated September 17, 1999 on the Phar-Mor, Inc. consolidated financial statements and related consolidated financial statement schedule, appearing in Annex G to the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Pittsburgh, Pennsylvania

October 12, 1999